UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2014

DIRECTVIEW HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-53741	20-5874633
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21218 Saint Andrews Blvd., suite 323,
Boca Raton, FL
(Address of principal executive offices)

(561) 750-9777
(Registrant’s telephone number, including area code)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 26, 2014, DirectView Holdings, Inc. a Delaware corporation (the “Company”) and Legacy Construction Company of Colorado, LLC, a Colorado limited liability company (“Legacy”), entered into a Lease Agreement for office space located at 925 West Kenyan Avenue, Suite 5, Englewood, Colorado 80110.

Pursuant to the Lease Agreement, the Company will pay annual rent of $7,200. The term of the Lease Agreement is twelve months beginning June 1, 2014 and ending June 1, 2015 (the “Term”). The Company, at its sole discretion, has the option to renew the Term for an additional twelve month period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTVIEW HOLDINGS, INC.

Dated: May 29, 2014	By:	/s/ Roger Ralston
Name: Roger Ralston
Title: Chief Executive Officer